Exhibit 10(bb)-3

AMENDMENT NO. 2

TO

PPL OFFICERS DEFERRED COMPENSATION PLAN

WHEREAS, PPL Services Corporation ("PPL") has adopted the PPL Officers Deferred Compensation Plan ("Plan") effective July 1, 2000; and
WHEREAS, the Plan was amended and restated effective November 1, 2003, and subsequently amended by Amendment No. 1; and
WHEREAS, PPL desires to further amend the Plan;
NOW, THEREFORE, the Plan is hereby amended as follows:
I.	Effective January 1, 2007, Article 4.10 is added to read:
4.10 The Account of any Participant with Deferred Cash Compensation and Deferred Cash Awards for the calendar year shall be increased by a matching contribution amount, equal to 100% of the aggregate Deferred Cash Compensation and Deferred Cash Awards that do not exceed 3% of Cash Compensation, minus the amount of any Matching Contributions actually made to Participant's Accounts in the PPL Deferred Savings Plan and/or PPL Subsidiary Savings Plan for that calendar year.
II.	Except as provided for in this Amendment No. 2, all other provisions of the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, this Amendment No. 2 is executed this _____ day of _____________________, 2007.

PPL SERVICES CORPORATION

By:_______________________________
Ronald Schwarz
Vice President - Human Resources